UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS

The Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) approved a discretionary cash bonus of $112,500 to be paid on November 15, 2013, to each of the Company’s independent directors and, in the case of Daniel McClory, such bonus shall be prorated to the date of his appointment to the Board. Donald Prosser was granted an additional cash bonus of $35,000. Daniel McClory was granted (i) an additional cash bonus of $15,000 (ii) and 1,000 shares of the Company’s restricted common stock.

Also effective November 15, 2013, Richard Estalella was granted a cash bonus of $92,466.

Also effective on November 15, 2013, the Board approved certain miscellaneous expense allocations for certain members of management. Brad Pyatt, L. Gary Davis, Richard Estalella, Cory Gregory, Sydney Rollock and Jeremy DeLuca shall each have an annual miscellaneous expense allocation of $5,000. Additionally, the Board approved continuing to provide a monthly automobile expense allowance to each of Brad Pyatt, L. Gary Davis, Richard Estalella, Cory Gregory and Sydney Rollock. Mr. Pyatt will continue to utilize a Company provided automobile while the remainder shall be provided a monthly automobile allowance of $500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: November 21, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President